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                                                                    EXHIBIT 10.3

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                        MARKETING SPECIALISTS CORPORATION



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                                WARRANT AGREEMENT

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                           DATED AS OF MARCH 30, 2000



               WARRANTS TO PURCHASE 687,136 SHARES OF COMMON STOCK



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                                TABLE OF CONTENTS

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                                                                                             PAGE
1.   FORM, EXECUTION AND TRANSFER OF WARRANT CERTIFICATES......................................1

   1.1.       Form of Warrant Certificates.....................................................1
   1.2.       Execution of Warrant Certificates; Registration Books............................2
   1.3.       Transfer, Split Up, Combination and Exchange of Warrant Certificates; Lost or
              Stolen Warrant Certificates......................................................2
   1.4.       Subsequent Issuance of Warrant Certificates......................................3

2.   EXERCISE OF WARRANTS; PAYMENT OF PURCHASE PRICE...........................................3

   2.1.       Exercise of Warrants.............................................................3
   2.2.       Cashless Exercise of Warrants....................................................3
   2.3.       Issuance of Common Stock.........................................................4
   2.4.       Unexercised Warrants.............................................................4
   2.5.       Cancellation and Destruction of Warrant Certificates.............................4
   2.6.       Notice of Expiration; Extension of Expiration Date...............................5
   2.7.       Fractional Shares................................................................5
   2.8.       Legend...........................................................................5

3.   COVENANTS OF MSC..........................................................................5

   3.1.       Reservation of Common Stock......................................................5
   3.2.       Common Stock To Be Duly Authorized and Issued, Fully Paid and Nonassessable......6
   3.3.       Transfer Taxes...................................................................6
   3.4.       Common Stock Record Date.........................................................6
   3.5.       Rights in Respect of Common Stock................................................6
   3.6.       CUSIP Number.....................................................................7
   3.7.       Right of Action..................................................................7
   3.8.       Notice of Dividend...............................................................7

4.   ADJUSTMENTS OF PURCHASE PRICE AND NUMBER OF SHARES........................................7

   4.1.       Mechanical Adjustments...........................................................7
   4.2.       Stock Dividends, Subdivisions and Combinations...................................7
   4.3.       Repurchases of Common Stock or Rights............................................7
   4.4.       Issuances of Additional Common Stock or Rights...................................8
   4.5.       Expiration of Rights.............................................................9
   4.6.       Consolidation; Merger; Sale; Reclassification....................................9
   4.7.       De Minimis Changes in Purchase Price............................................10
   4.8.       Adjustment of Number of Shares Issuable Pursuant to Warrants....................10
   4.9.       Warrant Clawback................................................................11
   4.10.      Miscellaneous...................................................................11
   4.11.      Other Securities................................................................12
   4.12.      Additional Agreements of MSC....................................................12
   4.13.      Information Concerning Adjustments..............................................13


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
5.   PUT RIGHTS................................................................................14

   5.1.       Put..............................................................................14

6.   INFORMATION ABOUT MSC.....................................................................14

   6.1.       Financial and Business Information...............................................14
   6.2.       Inspection Rights................................................................16

7.   INTERPRETATION OF THIS AGREEMENT..........................................................16

   7.1.       Certain Defined Terms............................................................16
   7.2.       Descriptive Headings.............................................................26

8.   MISCELLANEOUS.............................................................................27

   8.1.       Expenses.........................................................................27
   8.2.       Amendment and Waiver.............................................................27
   8.3.       No Rights or Liabilities as Shareholder..........................................28
   8.4.       Directly or Indirectly...........................................................28
   8.5.       Survival of Representations and Warranties; Entire Agreement.....................28
   8.6.       Successors and Assigns...........................................................28
   8.7.       Notices..........................................................................28
   8.8.       Satisfaction Requirement.........................................................29
   8.9.       Severability.....................................................................29
   8.10.      Counterparts.....................................................................29
   8.11.      Waiver of Jury Trial, Consent to Jurisdiction, Service of Process, Other Forums..29
   8.12.      Governing Law....................................................................31
   8.13.      Schedule of Shares...............................................................31

9.   PURCHASE FOR INVESTMENT...................................................................31


Exhibit 1  -   Form of Warrant Certificate


Exhibit 2  -   Form of Counterpart


Exhibit 3  -   Schedule of Shares


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                                WARRANT AGREEMENT


         WARRANT AGREEMENT dated as of March 30, 2000, among MARKETING SPECIALISTS CORPORATION, a Delaware corporation (together with its successors and assigns, "MSC"), and FIRST UNION INVESTORS, INC., a North Carolina corporation (together with its successors and registered assigns, the "PURCHASER").

                                    RECITALS:

         A. Certain capitalized terms used in this Agreement shall have the meanings ascribed to them in Section 7 hereof.

         B. First Union National Bank (the "Bank"), an Affiliate of the Purchaser, and MSC have entered into that certain Second Amended and Restated Credit Agreement (as may be amended or supplemented from time to time, the "CREDIT AGREEMENT"), of even date herewith, pursuant to which, among other things, the Bank agreed to lend MSC Thirty-Five Million Dollars ($35,000,000) (the "Loan").

         C. As a condition thereto and in consideration of the foregoing, MSC agreed to issue to the Purchaser Six Hundred Eighty Seven Thousand One Hundred Thirty Six (687,136) Warrants (the "WARRANTS") of MSC, each Warrant individually representing the right to purchase one (1) share of Common Stock and the Warrants collectively representing the right to purchase four percent (4%) of the Common Stock of MSC on a Fully Diluted Basis, upon the terms and subject to the conditions hereinafter set forth.

         D. MSC has duly authorized the issuance to the Purchaser of the Warrants.


                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties to this Agreement hereby agree as follows:

1.       FORM, EXECUTION AND TRANSFER OF WARRANT CERTIFICATES.

         1.1. Form of Warrant Certificates. The warrant certificates (individually, a "Warrant Certificate" and, collectively, the "Warrant Certificates") evidencing the Warrants, and the forms of assignment and of election to purchase shares to be attached to such certificates, shall be substantially in the form set forth in Exhibit 1 hereto and may have such letters, numbers or other marks of identification or designation as may be required to comply with any law or with any rule or regulation of any governmental authority, stock exchange or self-regulatory organization made pursuant thereto. Each Warrant Certificate shall be dated the date of issuance thereof by MSC, either upon initial issuance or upon transfer or exchange, and on its face shall initially entitle the holder thereof to purchase a number of shares of Common Stock equal to the number


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of Warrants represented by such Warrant Certificate at a price per share equal to the Purchase Price, but the number of such shares and the Purchase Price shall be subject to adjustment as provided herein.

         1.2. Execution of Warrant Certificates; Registration Books.

                  (a) Execution of Warrant Certificates. The Warrant Certificates shall be executed on behalf of MSC by an officer of MSC authorized by the Board of Directors. In case the officer of MSC who shall have signed any Warrant Certificate shall cease to be such an officer of MSC before issuance and delivery by MSC of such Warrant Certificate, such Warrant Certificate nevertheless may be issued and delivered with the same force and effect as though the individual who signed such Warrant Certificate had not ceased to be such an officer of MSC, and any Warrant Certificate may be signed on behalf of MSC by any individual who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of MSC to sign such Warrant Certificate, although at the date of the execution of this Agreement any such individual was not such an officer.

                  (b) Registration Books. MSC will keep or cause to be kept at its office maintained at the address of MSC set forth in Section 8.7 hereof, or at such other office of MSC in the United States of America of which MSC shall have given notice to each holder of Warrant Certificates, books for registration and transfer of the Warrant Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Warrant Certificates, the registration number and the number of Warrants evidenced on its face by each of the Warrant Certificates and the date of each of the Warrant Certificates.

         1.3. Transfer, Split Up, Combination and Exchange of Warrant Certificates; Lost or Stolen Warrant Certificates.

                  (a) Transfer, Split Up, etc. Any Warrant Certificate, with or without other Warrant Certificates, may be transferred, split up, combined or exchanged for another Warrant Certificate or Warrant Certificates, entitling the registered holder or Transferee thereof to purchase a like number of shares of Common Stock as the Warrant Certificate or Warrant Certificates surrendered then entitled such registered holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Warrant Certificate shall make such request in writing delivered to MSC, and shall surrender the Warrant Certificate or Warrant Certificates to be transferred, split up, combined or exchanged at the office of MSC referred to in Section 1.2(b) hereof, whereupon MSC shall deliver promptly to the Person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested.

                  (b) Loss, Theft, etc. Upon receipt by MSC of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership (or of ownership by such Institutional Investor's nominee) and such loss, theft, destruction or mutilation), and:

                           (i) in the case of loss, theft or destruction, of
indemnity reasonably satisfactory to MSC; provided, however, that if the holder of such Warrant Certificate is an


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Institutional Investor or a nominee of an Institutional Investor, such
Institutional Investor's own unsecured agreement of indemnity shall be deemed to be satisfactory; or

                           (ii) in the case of mutilation, upon surrender and
cancellation thereof;

MSC at its own expense will execute and deliver, in lieu thereof, a new Warrant Certificate, dated the date of such lost, stolen, destroyed or mutilated Warrant Certificate and of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate.

         1.4. Subsequent Issuance of Warrant Certificates. Subsequent to the original issuance, no Warrant Certificates shall be issued except:

                  (a) Warrant Certificates issued upon any transfer, combination, split up or exchange of Warrants pursuant to Section 1.3(a) hereof;

                  (b) Warrant Certificates issued in replacement of mutilated, destroyed, lost or stolen Warrant Certificates pursuant to Section 1.3(b) hereof; and

                  (c) Warrant Certificates issued pursuant to Section 2.4 hereof upon the partial exercise of any Warrant Certificate to evidence the unexercised portion of such Warrant Certificate.

2.       EXERCISE OF WARRANTS; PAYMENT OF PURCHASE PRICE.

         2.1. Exercise of Warrants. At any time, and from time to time, on or after March 31, 2002 through the Expiration Date, (a) a holder of all Warrant Certificates may exercise all or a portion of the Warrants evidenced thereby or
(b) if more than one Person holds Warrant Certificates, each holder of any Warrant Certificate may exercise all or a portion of the Warrants evidenced thereby, in whole or in part (but not, in the case of any exercise in part, to the extent that such exercise would result in the issuance of a fractional share of Common Stock), by surrender of such Warrant Certificate, with an election to purchase (a form of which is attached to each Warrant Certificate) duly executed, to MSC at its office referred to in Section 1.2(b) hereof, together with payment of the Purchase Price for each share of Common Stock with respect to which the Warrants are then being exercised.

         In addition, if a (i) Takeout Event occurs, (ii) Dividend is declared or (iii) notice of either event listed in (i) or (ii) is delivered to holders of Warrant Certificates prior to March 31, 2002, the Required Warrantholders may, in connection with such event and by written notice to MSC, exercise all, but not less than all, of their Warrants and all other holders of Warrant Certificates agree to surrender all such Warrant Certificates and exercise all of the Warrants evidenced thereby at such time as the Required Warrantholders exercise their Warrants.

         2.2. Cashless Exercise of Warrants. In the event that any holder of Warrant Certificates delivers such Warrant Certificates to MSC and notifies MSC in writing that such holder intends to exercise all, or any portion of, the Warrants represented by such Warrant Certificates to satisfy its obligation to pay the Purchase Price in respect thereof by virtue of the provisions of this Section, such holder shall become entitled to receive, instead of the number of


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shares of Common Stock such holder would have received had the Purchase Price been paid pursuant to Section 2.1, a number of shares of Common Stock in respect of the exercise of such Warrants equal to the product of:

         (a) the number of shares of Common Stock issuable upon such exercise of such Warrant Certificate (or, if only a portion of such Warrant Certificate is being exercised, issuable upon the exercise of such portion); multiplied by

         (b) the quotient of:

                  (i) the difference of:

                           (A) the Market Price at the time of such exercise;
                  minus

                           (B) the Purchase Price at the time of such exercise;

                  divided by

                  (ii) the Market Price at the time of such exercise.

MSC shall not be required to issue fractional shares by virtue of this Section, but shall pay the exercising holder cash in lieu of such fractional share in accordance with Section 2.7. For purposes of Rule 144 under the Securities Act, 17 C.F.R. Section 230.144, MSC and the Purchaser agree that the exercise of any Warrants in accordance with this Section shall be deemed to be a conversion of such Warrants, pursuant to the terms of this Agreement and the Warrants, into Common Stock.

         2.3. Issuance of Common Stock. Upon timely receipt of a Warrant Certificate, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for each of the shares of Common Stock to be purchased in the manner provided in Section 2.1 or 2.2 hereof and an amount equal to any applicable transfer tax (if not payable by MSC as provided in Section 3.3 hereof), MSC shall thereupon promptly cause certificates representing the number of shares of the Common Stock then being purchased to be delivered to or upon the order of the registered holder of such Warrant Certificate, registered in such name or names as may be designated by such holder, and, promptly after such receipt deliver the cash, if any, to be paid in lieu of fractional shares pursuant to Section 2.7 to or upon the order of the registered holder of such Warrant Certificate.

         2.4. Unexercised Warrants. In case the registered holder of any Warrant Certificate shall exercise less than all the Warrants evidenced thereby, a new Warrant Certificate evidencing Warrants equal in number to the number of Warrants remaining unexercised shall be issued by MSC to the registered holder of such Warrant Certificate or to its duly authorized assigns.

         2.5. Cancellation and Destruction of Warrant Certificates. All Warrant Certificates surrendered to MSC for the purpose of exercise, exchange, substitution or transfer shall be canceled by it, and no Warrant Certificates shall be issued in lieu thereof except as expressly


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permitted by the provisions of this Agreement. MSC shall cancel and retire any other Warrant Certificates purchased or acquired by MSC otherwise than upon the exercise thereof.

         2.6. Notice of Expiration; Extension of Expiration Date.

                  (a) Notice of Expiration; Effect. All Warrants that have not been exercised or purchased in accordance with the provisions of this Agreement shall expire and all rights of holders of such Warrants shall terminate and cease on the Expiration Date. MSC agrees to notify each holder of Warrants, not less than thirty (30) days but not more than one hundred fifty (150) days, prior to the Expiration Date in writing, of the Expiration Date and that, on the Expiration Date, all Warrants remaining unexercised shall expire and all rights of holders of such Warrants shall terminate and cease.

                  (b) Extension of Expiration Date. If notice of the Expiration Date is not given within the time period specified in Section 2.6(a), then the Expiration Date shall be extended to, and shall instead occur, on that date which is thirty (30) days after such notice is actually given.

         2.7. Fractional Shares. MSC shall not be required to issue fractional shares of Common Stock upon the exercise of any Warrant. Upon the exercise of any Warrant, there shall be paid to the holder thereof, in lieu of any fractional share of Common Stock resulting therefrom, an amount of cash equal to the product of:

                  (a) the fractional amount of such share; times

                  (b) the Market Price, as determined on the trading day immediately prior to the date of exercise of such Warrant.

         2.8. Legend. Each Warrant Certificate issued pursuant to this Agreement shall be stamped or otherwise have endorsed or imprinted thereon a legend in substantially the following form:

         "THIS WARRANT AND ANY SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NEITHER THIS WARRANT NOR ANY SUCH SHARES OF COMMON STOCK MAY BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAW, UNLESS, IN THE OPINION (WHICH SHALL BE IN A FORM AND SUBSTANCE SATISFACTORY TO MSC) OF COUNSEL SATISFACTORY TO MSC, SUCH REGISTRATION IS NOT REQUIRED. IN ADDITION, ANY TRANSFER OF THIS WARRANT AND ANY SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO THE CONDITIONS SPECIFIED IN THIS WARRANT."

3.       COVENANTS OF MSC.

         3.1. Reservation of Common Stock. MSC covenants and agrees that it will at all times cause to be reserved and kept available out of its authorized and unissued shares of Common


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Stock such number of shares of Common Stock as will be sufficient to permit the exercise in full of all Warrants issued hereunder and all other Rights exercisable or convertible into Common Stock.

         3.2. Common Stock To Be Duly Authorized and Issued, Fully Paid and Nonassessable. MSC covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Common Stock delivered upon the exercise of any Warrants, at the time of delivery of the certificates representing such shares, shall be duly and validly authorized and issued and fully paid and nonassessable, free of any preemptive rights in favor of any Person in respect of such issuance and free of any Lien other than a Lien for the benefit of a Purchaser.

         3.3. Transfer Taxes. MSC covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the initial issuance or delivery of:

                  (a) each Warrant Certificate;

                  (b) each Warrant Certificate issued in exchange for any other Warrant Certificate pursuant to Section 1.3(a) or 2.3 hereof; and

                  (c) each share of Common Stock issued upon the exercise of any Warrant.

MSC shall not, however, be required to:

                           (i) pay any transfer tax that may be payable in
respect of the transfer or delivery of Warrant Certificates or the issuance or delivery of certificates for shares of Common Stock in a name other than that of the registered holder of the Warrant Certificate evidencing any Warrant surrendered for exercise (any such tax being payable by the holder of such Warrant Certificate at the time of surrender); or

                           (ii) issue or deliver any such certificates referred
to in the foregoing clause (i) for shares of Common Stock upon the exercise of any Warrant until any such tax referred to in the foregoing clause (i) shall have been paid.

         3.4. Common Stock Record Date. Each Person in whose name any certificate for shares of Common Stock is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record of the shares of Common Stock represented thereby on, and such certificate shall be dated, the date upon which the originally executed Warrant Certificate evidencing such Warrants was duly surrendered and delivered to MSC with an election to purchase attached thereto duly executed and payment of the aggregate Purchase Price (and any applicable transfer taxes, if payable by such Person) was made.

         3.5. Rights in Respect of Common Stock. Prior to the exercise of the Warrants evidenced thereby, the holder of a Warrant Certificate shall not be entitled to any rights of a Shareholder with respect to shares for which the Warrants shall be exercisable, including, without limitation, the right to vote or receive distributions.


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         3.6. CUSIP Number. MSC covenants and agrees to maintain a CUSIP Number in respect of the Common Stock.

         3.7. Right of Action. All rights of action in respect of the Warrants are vested in the respective registered holders of the Warrant Certificates, and any registered holder of any Warrant Certificate, without the consent of the holder of any other Warrant Certificate, may, on its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action or proceeding against MSC to enforce, or otherwise act in respect of, its right to exercise the Warrants evidenced by such Warrant Certificate in the manner provided in such Warrant Certificate and in this Agreement.

         3.8. Notice of Dividend. MSC convenants and agrees to deliver to all holders of Warrant Certificates, at least ten (10) Business Days prior to the applicable record date, a notice of its intent to declare any Dividend.

4.       ADJUSTMENTS OF PURCHASE PRICE AND NUMBER OF SHARES

         4.1. Mechanical Adjustments. The number of shares of Common Stock purchasable upon the exercise of each Warrant, and the Purchase Price, shall be subject to adjustment as set forth in this Section 4.

         4.2. Stock Dividends, Subdivisions and Combinations. In the event that MSC shall, on or after the date hereof:

                  (a) pay or make a Dividend in shares of Additional Common
Stock;

                  (b) reclassify by subdivision its outstanding shares of Common Stock into a greater number of shares; or

                  (c) reclassify by combination its outstanding shares of Common Stock into a smaller number of shares;

then, and in each such case, effective on the record date of such Dividend or reclassification (or, in the event that no record date is fixed therefor, on the date such Dividend is made or the effective date of such reclassification), the Purchase Price in effect at such time shall be adjusted to that price determined by multiplying the Purchase Price in effect immediately prior to such event by the quotient of:

                           (i) the total number of outstanding shares of Common
Stock immediately prior to such event; divided by

                           (ii) the total number of outstanding shares of Common
Stock immediately after such event.

         4.3. Repurchases of Common Stock or Rights. In the event that MSC shall repurchase, redeem, retire or otherwise acquire shares of Common Stock or Rights for a Consideration Per Share greater than the Market Price in effect on the date of such repurchase, redemption, retirement or acquisition, then the Purchase Price in effect immediately after such


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event shall be adjusted by multiplying the Purchase Price in effect immediately prior to such event by the quotient of:

                  (a) the difference of:

                           (i) the product of:

                                    (A) the number of shares of Common Stock immediately prior to such event (calculated on a Fully-Diluted Basis); multiplied by

                                    (B) the Market Price in effect immediately prior to such event;

                  minus

                           (ii) the Aggregate Consideration Paid;

                  divided by

                  (b) the product of:

                           (i) the Market Price in effect immediately prior to
such event; multiplied by

                           (ii) the number of shares of Common Stock (calculated
on a Fully-Diluted Basis) immediately after such event.

         In the event that any of the Aggregate Consideration Paid consists of Property other than cash, the value of such Property for purposes of computing the Aggregate Consideration Paid shall be determined by the Valuation Agent as of a date not more than thirty (30) days prior to the date of determination thereof and shall be set forth in a written certificate of the Valuation Agent which shall be delivered to the holders of the Warrants in the manner contemplated by Section 8.7.

         4.4. Issuances of Additional Common Stock or Rights. In the event that MSC shall issue or sell shares of Additional Common Stock or Rights (excluding Excluded Securities) for no consideration or at a Consideration Per Share lower than the Reference Price in effect on the date of such issuance or sale, then the Purchase Price in effect immediately after such event shall be adjusted by multiplying the Purchase Price in effect immediately prior to such event by the quotient of:

                  (a) the sum of:

                           (i) the number of shares of Common Stock outstanding
immediately prior to such event; plus

                           (ii) the quotient of:

                                    (A) the Aggregate Consideration Receivable;
                                    divided by


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


                                    (B) the Reference Price;

                  in each case immediately prior to such event;

divided by

                  (b) the sum of:

                           (i) the number of shares of Common Stock outstanding
immediately prior to such event; plus

                           (ii) the number of shares of Additional Common Stock
so issued or sold (or initially issuable pursuant to such Rights).

         In the event that any of the Aggregate Consideration Receivable consists of Property other than cash, the value of such Property for purposes of computing the Aggregate Consideration Receivable shall be determined by the Valuation Agent as of a date not more than thirty (30) days prior to the date of determination thereof and shall be set forth in a written certificate of the Valuation Agent which shall be delivered to the holders of the Warrants in the manner contemplated by Section 8.7.

         4.5. Expiration of Rights. Upon the expiration of any Rights in respect of the issuance of which adjustment was made pursuant to Section 4.4, without the exercise thereof, the Purchase Price and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such Purchase Price and such number of shares of Common Stock as would have been had such Purchase Price and such number of shares of Common Stock been originally adjusted (or had the original adjustment not been required, as the case may be) as if:

                  (a) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such Rights; and

                  (b) such shares of Common Stock, if any, were issued or sold for the consideration actually received by MSC upon such exercise plus the aggregate consideration, if any, actually received by MSC for the issuance, sale or grant of all of such Rights, whether or not exercised; provided that no such readjustment shall have the effect of increasing the Purchase Price by an amount in excess of the amount of the reduction initially made in respect of the issuance, sale, or grant of such Rights.

         4.6. Consolidation; Merger; Sale; Reclassification. In the event that there shall be:

                  (a) any consolidation of MSC with, or merger of MSC with or into, another Person (other than a merger in which MSC is the surviving corporation and that does not result in any reclassification or change of shares of Common Stock outstanding immediately prior to such merger);


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                  (b) any sale or conveyance to another Person of the Property of MSC substantially as an entirety; or

                  (c) any reclassification of the Common Stock that results in the issuance of other Securities of MSC;

then, in each such case, lawful provision shall be made as a part of the terms of such transaction so that the holders of Warrants shall thereafter have the right to purchase the number and kind of shares of stock, other Securities, cash, Property and Rights receivable upon such consolidation, merger, sale, conveyance or reclassification by a holder of such number of shares of Common Stock as the holder of a Warrant would have had the right to acquire upon the exercise of such Warrant immediately prior to such consolidation, merger, sale, conveyance or reclassification, at the Purchase Price then in effect, and, without further action on the part of any Person, each Warrant will thereafter represent the right to receive, upon payment of the Purchase Price, such shares of stock, other Securities, cash, Property and Rights as are so receivable. At the time of each such consolidation, merger or sale, the Person surviving such merger or consolidation or the Person to whom such sale or conveyance is made, as the case may be, shall expressly assume the due and punctual observance and performance of each and every provision of this Agreement and all obligations and liabilities of MSC hereunder (subject to the foregoing sentence), in each case, pursuant to such agreements and instruments as are reasonably acceptable to the Required Warrantholders.

         Notwithstanding the foregoing, MSC shall not enter into any such merger, consolidation, sale or conveyance of all or substantially all of the Property of MSC or reclassification in which the operation of the foregoing provision would otherwise result in the holder of a Warrant receiving, upon exercise thereof, consideration other than cash, Common Stock or Freely Tradable Securities, or some combination thereof.

         4.7. De Minimis Changes in Purchase Price. No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided that any adjustments that, at the time of the calculation thereof, are less than one percent (1%) of the Purchase Price at such time and by reason of this Section 4.7 are not required to be made at such time shall be carried forward and added to any subsequent adjustment or adjustments for purposes of determining whether such subsequent adjustment or adjustments, as so supplemented, exceed the one percent (1%) amount set forth in this Section 4.7 and, if any such subsequent adjustment, as so supplemented or otherwise, should exceed such one percent (1%) amount, all adjustments deferred prior thereto and not previously made shall then be made. In any case, all such adjustments being carried forward pursuant to this Section 4.7 shall be given effect upon the exercise of any Warrants by any holder thereof for purposes of determining the Purchase Price thereof. All calculations shall be made to the nearest ten-thousandth of a dollar ($0.0001).

         4.8. Adjustment of Number of Shares Issuable Pursuant to Warrants. Upon each adjustment of the Purchase Price as a result of any calculations made pursuant to Section 4.2 through Section 4.4, each Warrant outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest one-hundredth (.0001)) obtained by multiplying the number of shares of Common Stock covered by such Warrant immediately prior to such adjustment by the quotient of:

                  (a) the Purchase Price in effect immediately prior to such adjustment, divided by

                  (b) the Purchase Price in effect immediately after such adjustment, calculated, for this purpose, to ten (10) decimal places and applied prior to giving effect to any rounding required by Section 4.7.

All Warrants originally issued by MSC hereunder shall, subsequent to any adjustment made to the Purchase Price hereunder, evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Common Stock determined to be purchasable from time to time hereunder upon exercise of such Warrants, all subject to further adjustment as provided herein. Each such adjustment shall be valid and binding upon MSC and the holders of Warrants irrespective of whether the Warrant Certificates theretofore and thereafter issued express the Purchase Price per share of Common Stock and the number of shares of Common Stock that were expressed upon the initial Warrant Certificates issued hereunder.

         4.9. Warrant Clawback. In the event that, on or after the date hereof and in accordance with the terms of the Credit Agreement, there is a reduction in the Loan which payment shall reduce the Purchaser's Exposure by at least $1,000,000, the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be adjusted such that each Warrant outstanding immediately prior to the making of such payment shall thereafter evidence the right to purchase that number of shares of Common Stock (calculated to the nearest one-hundredth (.0001)) obtained by multiplying the number of shares of Common Stock covered by such Warrant immediately prior to such adjustment by the quotient of:

                  (a) the Warrant Percentage immediately prior to such adjustment minus the Warrant Clawback resulting from such principal reduction; divided by

                  (b) the Warrant Percentage immediately prior to such adjustment.

         4.10. Miscellaneous.

                  (a) Adjustments shall be made pursuant to this Section 4 successively whenever any of the events referred to in Section 4.2 through
Section 4.6, inclusive, or Section 3.10 shall occur.

                  (b) If any Warrant shall be exercised subsequent to the record date for any of the events referred to in Section 4.2 through Section 4.6, inclusive, but prior to the effective date thereof, appropriate adjustments shall be made immediately after such effective date so that the holder of such Warrant on such record date shall have received, in the aggregate, the kind and number of shares of Common Stock or other Securities or Property that it would have owned or been entitled to receive on such effective date had such Warrant been exercised prior to such record date.

                  (c) Shares of Common Stock owned by or held for the account of MSC or any Subsidiary shall not, for purposes of the adjustments set forth in this Section 4, be deemed outstanding.

         4.11. Other Securities. In the event that at any time, as a result of an adjustment made pursuant to this Section 4, each holder of Warrants shall become entitled to purchase any Securities of MSC other than shares of Common Stock, the number or amount of such other Securities so purchasable and the Purchase Price of such Securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in Section 4.2 through Section 4.6, inclusive, hereof, and all other relevant provisions of this Section 4 that are applicable to shares of Common Stock shall be applicable to such other Securities.

         4.12. Additional Agreements of MSC. MSC covenants and agrees that:

                  (a) MSC shall not, by amendment to the Charter, or through any reorganization, transfer of assets, consolidation, merger, dissolution, liquidation, issuance or sale of Securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by MSC, or which would have the effect of circumventing or avoiding the provisions of this Section 4, but shall at all times in good faith assist in the carrying out of all the provisions of this
Section 4 and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of the Warrant Certificates against dilution or other impairment.

                  (b) Before taking any action that would result in an adjustment to the then current Purchase Price to a price that would be below the then current par value of Common Stock issuable upon exercise of any Warrant, MSC will take or cause to be taken any and all necessary corporate or other action that may be necessary in order that MSC may validly and legally issue fully paid and nonassessable shares of Common Stock upon payment of such Purchase Price as so adjusted.

                  (c) If MSC shall amend the provisions of any Rights (other than the Warrants) or make any adjustment thereto (pursuant to any antidilution provision or otherwise) so as to reduce the Consideration Per Share applicable thereto, increase the number of shares issuable upon exercise thereof or otherwise change the economic terms (such as the purchase price, exercise price, conversion price or conversion ratio thereof), then MSC shall make appropriate adjustment, as nearly as practical to those that would be required by the provisions of Section 4.2 through Section 4.4, inclusive, most nearly analogous to the effect of such amendment, to the Purchase Price, and, pursuant to Section 4.8, to the number of shares of Common Stock issuable upon exercise of the Warrants, as shall be fair and equitable, such adjustment to be determined by the Valuation Agent.

                  (d) In the event that any of the events described in any of
Section 4.2 through Section 4.4, inclusive, give rise to an adjustment to the purchase, exercise or conversion price or conversion ratio, or number of shares of Common Stock issuable upon conversion or exercise, of any Rights (other than the Warrants), then the adjustments provided for in Section 4.2 through Section 4.4, inclusive, in respect of such event shall give effect both to the event giving rise to such adjustment under this Agreement and to all such adjustments made in respect of such other Rights; provided, however, that no such adjustment shall duplicate any adjustment required to be made in respect thereof by virtue of the provisions of Section 4.11(b).

         4.13. Information Concerning Adjustments.

                  (a) Notice of Adjustment Whenever the number of shares of Common Stock issuable upon the exercise of Warrants is adjusted or the Purchase Price in respect thereof is adjusted, as herein provided, MSC shall promptly give to each holder of Warrants notice of such adjustment or adjustments and shall promptly deliver to each holder of Warrants a certificate of the chief financial officer of MSC setting forth:

                           (i) the number of shares of Common Stock issuable
upon the exercise of each Warrant and the Purchase Price of such shares after such adjustment;

                           (ii) a brief statement of the facts requiring such
adjustment; and

                           (iii) the computation by which such adjustment was
made.

                  (b) Annual Certificate. So long as any Warrant is outstanding, within ninety (90) days of the end of each fiscal year of MSC, MSC shall deliver to each holder of Warrants a certificate of the chief financial officer of MSC setting forth:

                           (i) the number of shares of Common Stock issuable
upon the exercise of each Warrant and the Purchase Price of such shares as of the end of such fiscal year;

                           (ii) a brief statement of the facts requiring each
adjustment, if any, required to be made in such fiscal year; and

                           (iii) the computation by which each such adjustment
was made.

                  (c) Confirmation by Accountants. At the request of a holder of Warrants, a certificate of the chief financial officer pursuant to Section 4.13(a) or Section 4.13(b) shall be confirmed by a certificate from the independent certified public accountants of MSC.

                  (d) Notices of Certain Events. Whenever MSC shall publicly announce the authorization of any Notice Event, MSC shall, not less than fifteen
(15) days prior to the record date with respect to such event (or, if no record date for the same shall be fixed, not less than fifteen (15) days prior to the occurrence of such Notice Event), give to each holder of Warrants, written notice of such event setting forth any change in the number of shares of Common Stock MSC estimates will be issuable upon the exercise of each Warrant, the estimated Purchase Price after any adjustment required to be made hereunder and a brief statement of the facts requiring such adjustment and the computation by which MSC expects such adjustment will be made. Notwithstanding the foregoing, no failure of MSC to give any such notice shall affect the validity of the action taken unless such failure was in bad faith.

5.       PUT RIGHTS

         5.1. Put.

                  (a) Granting of Put; Price. At any time or from time to time during the Put Period, each holder of MSC Securities, upon written notice to MSC (a "PUT NOTICE"), shall be entitled to sell (a "PUT OPTION"), and MSC shall be obligated to purchase from such holder, any or all of MSC Securities held by such holder at a purchase price equal to the Repurchase Price.

                  (b) Put Notice. Each Put Notice delivered pursuant to Section 5.1(a) hereof shall specify (i) the name of the holder of MSC Securities delivering such Put Notice, (ii) that such holder is exercising such holder's Put Option, pursuant to this Section 5.1 to sell certain of MSC Securities held by such holder, and (iii) the number of, and a description of, MSC Securities being tendered.

                  (c) MSC Notice.

                           (i) Notice to Holders. MSC shall, within ten (10)
days of receipt of such Put Notice, deliver to the holder or holders exercising its or their Put Option pursuant to this Section 5.1, a notice (1) specifying the Repurchase Date, (2) providing the names and addresses of each of the other holders of MSC Securities and the number of MSC Securities held by such holder which are the subject of another Put Notice at such time, and (3) stating the type and number of MSC Securities held by each such holder, which notice MSC shall also simultaneously deliver to all other holders of a Put Option.

                           (ii) Calculation of Repurchase Price. MSC, not less
than ten (10) days prior to the Repurchase Date, shall deliver to the holder or holders exercising its or their Put Option pursuant to this Section 5.1, a notice containing a detailed calculation of the Repurchase Price with respect to MSC Securities which are to be so repurchased from such holder.

                  (d) Obligation of MSC to Purchase MSC Securities. MSC shall be obligated to purchase from each holder of MSC Securities exercising such holder's Put Option rights pursuant to this Section 5.1 all MSC Securities subject to each Put Notice, and shall pay the Repurchase Price payable to each such holder in immediately available funds, on the Repurchase Date, against delivery to MSC by such holder of any and all certificates or other instruments evidencing MSC Securities subject to the Put Notice, together with appropriate instruments of transfer or assignment duly endorsed in blank.

                  (e) Cancellation of Warrants. Any Warrants purchased by MSC pursuant to this Section 5.1 shall be cancelled and shall not be reissued.

6.       INFORMATION ABOUT MSC.

         6.1. Financial and Business Information.

         MSC shall deliver to each holder of MSC Securities:

                  (a) Quarterly Financial Statements - as soon as practicable after the end of each quarterly fiscal period in each fiscal year of MSC (other than the last quarterly fiscal period of each such fiscal year), and in any event within forty-five (45) days thereafter:

                           (i) a consolidated balance sheet as at the end of
such quarter; and

                           (ii) consolidated statements of income and retained
earnings and cash flows for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter;

         for MSC and the Subsidiaries, setting forth in each case, in comparative form, the financial statements for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified as complete and correct by the chief financial officer of MSC, provided, that, should MSC become subject to or agree with any Person to comply with the provisions of section 13 or section 15(d) of the Exchange Act, delivery of copies of MSC's Quarterly Report on Form 10-Q filed with the SEC within the time period specified above shall be deemed to satisfy the requirements of this Section 6.1(a) so long as such Quarterly Report contains or is accompanied by the information specified in this Section 6.1(a);

                  (b) Annual Financial Statements - as soon as practicable after the end of each fiscal year of MSC, and in any event within ninety (90) days thereafter:

                           (i) consolidated balance sheets as at the end of such
year; and

                           (ii) consolidated statements of income and retained
earnings and cash flows for such year;

         for MSC and the Subsidiaries, setting forth in the case of each consolidated financial statement, in comparative form, the financial statement for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an audit report thereon of independent certified public accountants of recognized national standing, which report shall state without qualification (including, without limitation, qualifications related to the scope of the audit, the compliance of the audit with generally accepted auditing standards, or the ability of MSC or a material subsidiary thereof to continue as a going concern), that such financial statements have been prepared and are in conformity with GAAP and a certification by the chief financial officer of MSC that such consolidated and consolidating statements are complete and correct; provided, that, should MSC become subject to or agree with any Person to comply with the provisions of section 13 or section 15(d) of the Exchange Act, the delivery of MSC's Annual Report on Form 10-K for such fiscal year filed with the SEC within the time period specified above shall be deemed to satisfy the requirements of this Section 6.1(b) so long as such Annual Report contains or is accompanied by the reports and other information otherwise specified in this Section 6.1(b);

                  (c) SEC and Other Reports - promptly upon their becoming available:

                           (i) each financial statement, report, notice or proxy
statement sent by MSC or any Subsidiary to Shareholders generally;

                           (ii) each regular or periodic report (including,
without limitation, each Form 10-K, Form 10-Q and Form 8-K), any registration statement which shall have become effective, and each final prospectus and all amendments thereto filed by MSC or any Subsidiary with the SEC; and

                           (iii) all press releases and other statements made
available by MSC or any Subsidiary to the public concerning material developments in the business of MSC or the Subsidiaries; and

                  (d) Requested Information - with reasonable promptness, such other data and information as from time to time may be reasonably requested by any holder of MSC Securities.

         6.2. Inspection Rights. At all times during which the Purchaser or any Affiliate shall hold any MSC Securities, MSC shall permit the Purchaser, such Affiliate or a representative thereof, upon written demand of the Purchaser, such Affiliate, during the usual hours for business of MSC to inspect for any Proper Purpose MSC's or any Subsidiary's stock ledger, a list of its stockholders, and its other books and records, and to make copies of extracts therefrom. As used in this Section 6.2. "Proper Purpose" shall mean a purpose reasonably related to the Purchaser's interest as a holder of MSC Securities. In every instance where an attorney or other agent shall be the person who seeks the rights to inspection, the oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the Purchaser or such Affiliate.

7.       INTERPRETATION OF THIS AGREEMENT.

         7.1. Certain Defined Terms. For the purpose of this Agreement, the following terms shall have the meanings specified with respect thereto below:

         ADDITIONAL COMMON STOCK -- means Common Stock, including treasury shares, issued after the date hereof, except Common Stock issued upon the exercise of any one or more Warrants.

         AFFILIATE -- means, at any time, a Person (other than a Subsidiary or the Purchaser): (a) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, MSC; (b) that beneficially owns or holds five percent (5%) or more of any class of Securities; (c) five percent (5%) or more of the Voting Stock (or in the case of a Person that is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held by MSC or a Subsidiary; or (d) that is an officer, member of the Board of Directors (or a member of the immediate family of an officer or director or member of the Board of Directors) of MSC or any Subsidiary, at such time. As used in this definition, "Control" shall means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         AGREEMENT, THIS -- and references thereto shall mean this Warrant Agreement as it may from time to time be amended or supplemented.

         AGGREGATE CONSIDERATION PAID - means, in the case of a repurchase, redemption, retirement or acquisition of shares of Common Stock, the aggregate amount paid by MSC in connection therewith and, in the case of a repurchase, redemption, retirement or acquisition of Rights, the sum of:

                  (a) the aggregate amount paid by MSC for such Rights; plus

                  (b) the aggregate consideration or premiums stated in such Rights to be payable for the shares of Common Stock covered thereby.

         For purposes of clause (a) above, in the event of the repurchase, redemption, retirement or acquisition of any Rights together with other Securities or obligations of MSC or any other Person in which the purchase price for the Rights and such other Securities or obligations is expressed as a single purchase price (including, without limitation, upon the repurchase, redemption, retirement or acquisition of Preferred Stock or debt Securities which are convertible into Common Stock), the aggregate amount paid by MSC for such Rights shall include only the portion of such single purchase price attributable to such Rights, and not the portion attributable to such other Securities or obligations. The portion of such purchase price attributable to such Rights in such case shall be equal to the product of:

                  (i) such single purchase price; multiplied by

                  (ii) the quotient of:

                           (A) the fair market value (as determined by the
                  Valuation Agent) of such Right, independent of the value of such other securities or obligations (computed using the Black-Scholes option pricing model or such other pricing model as the Valuation Agent determines is appropriate, and applying such reasonable assumptions concerning price variances with respect to the Common Stock and such other variables as the Valuation Agent considers appropriate); divided by

                           (B) the fair market value (as determined by the
                  Valuation Agent) of such Right together with such other securities or obligations (computed using such methodology and making such assumptions as the Valuation Agent determines is appropriate).

         AGGREGATE CONSIDERATION RECEIVABLE - means, in the case of an issuance or sale of shares of Additional Common Stock, the aggregate amount paid to MSC in connection therewith and, in the case of an issuance or sale of Rights, or any amendment thereto, the sum of:

                  (a) the aggregate amount paid to MSC for such Rights; plus

                  (b) the aggregate consideration or premiums stated in such Rights to be payable for the shares of Additional Common Stock covered thereby;

in each case without deduction for any fees, expenses or underwriters' discounts.

         For purposes of clause (a) above, in the event of the issuance or sale of any Rights together with other Securities or obligations of MSC or any other Person in which the purchase price for the Rights and such other Securities or obligations is expressed as a single purchase price (including, without limitation, upon the issuance or sale of Preferred Stock or debt Securities which are convertible into Common Stock), the aggregate amount paid to MSC for such Rights should include only the portion of such single purchase price attributable to such Rights, and not the portion attributable to such other Securities or obligations. The portion of such purchase price attributable to such Rights in such case shall be equal to the product of:

                  (i) such single purchase price; multiplied by

                  (ii) the quotient of:

                           (A) the fair market value (as determined by the
                  Valuation Agent) of such Right, independent of the value of such other securities or obligations (computed using the Black-Scholes option pricing model or such other pricing model as the Valuation Agent determines is appropriate, and applying such reasonable assumptions concerning price variances with respect to the Common Stock and such other variables as the Valuation Agent considers appropriate); divided by

                           (B) the fair market value (as determined by the
                  Valuation Agent) of such Right together with such other securities or obligations (computed using such methodology and making such assumptions as the Valuation Agent determines is appropriate).

         BOARD OF DIRECTORS -- means the board of directors of MSC or any committee thereof that, in the instance, shall have the lawful power to exercise the power and authority of such board of directors.

         BUSINESS ENTITY -- means a corporation, limited liability company, general partnership, limited partnership, limited liability partnership or trust created for any business purpose.

         CAPITAL STOCK -- means any class of preferred, common or other capital stock, share capital or similar equity interest of a Person, including, without limitation, any partnership interest in any partnership or limited partnership and any membership interest in any limited liability company.

         CHANGE IN CONTROL -- means the occurrence of any of the following events:

         (i) the Permitted Holders either (x) cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange
         Act), directly or indirectly, of at least 51% of the aggregate of the total voting power of the Voting Stock of MSC, whether as a result of issuance of securities of MSC, any merger, consolidation, liquidation or dissolution of MSC, any direct or indirect transfer of securities by any Permitted Holder or otherwise, or (y) do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for purposes of this clause (i), the Permitted Holders shall be deemed to own beneficially any Voting Stock of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity); or


         (ii)     any Going Private Transaction.

         CHARTER -- means the certificate of incorporation and bylaws of MSC, as in effect immediately upon execution of this Agreement.

         CLOSING PRICE -- means, on any date with respect to any share of Common
Stock:

                  (a) the last sale price, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices on such date, in each case as officially reported on the principal national securities exchange on which any Common Stock is then listed or admitted to trading; and

                  (b) if no Common Stock is then listed or admitted to trading on any national securities exchange, but is listed on the NASDAQ National Market or the NASDAQ SmallCap Market, as the case may be, the last trading price of any Common Stock on such date as reported by NASDAQ, or if there shall have been no trading on such date, the average of the reported closing bid and asked prices on such date as shown by NASDAQ.

         COMMISSION -- means the Securities Exchange Commission.

         COMMON EQUITY PERCENTAGE -- shall mean, as to any Shareholder, the percentage that (i) the outstanding shares of Common Stock then owned by such Shareholder and any shares of Common Stock issuable upon exercise of any warrants or options, in each case which are fully vested and then owned by such Shareholder, is of (ii) the aggregate outstanding number of shares of Common Stock then owned by all of the Shareholders plus all shares of Common Stock issuable upon exercise of any warrants or options, in each case which are fully vested and then owned by any Shareholder.

         COMMON STOCK -- means common stock, par value $0.01 per share, of MSC.

         CONSIDERATION PER SHARE -- means, with respect to shares of Common Stock or Rights, the quotient of:

                  (a) the Aggregate Consideration Paid (in the case of a repurchase, redemption, retirement or other acquisition for value of Common Stock or Rights) or the Aggregate Consideration Receivable (in the case of an issuance or sale of Common Stock or Rights by MSC), as the case may be, in respect of such shares of Common Stock or such Rights; divided by

                  (c) the total number of such shares of Common Stock or, in the case of Rights, the total number of shares of Common Stock into which such Rights are exercisable or convertible.

         COUNTERPART -- shall mean a counterpart to this Agreement in the form of Exhibit 2 hereto, pursuant to the execution of which a Person shall become bound by all of the terms and conditions to this Agreement.

         CREDIT AGREEMENT -- shall have the meaning specified in Recital B of this Agreement.

         DIVIDEND -- means and includes, with respect to any class of Capital Stock of any Person, dividends and any other similar distributions or payments made to the holders of such capital stock in respect of such Capital Stock.

         EMPLOYEE STOCK AWARDS/OPTIONS -- means one or more equity options granted to, and shares of Common Stock issued or awarded to directors, officers, employees and consultants of MSC, as approved by the Board of Directors.

         EXCLUDED SECURITIES -- means and includes:

                  (a) shares of Common Stock issuable upon exercise of the Warrants;

                  (b) shares of Common Stock issued upon the exercise, conversion or exchange of any warrant, option or other right to acquire shares of Common Stock or any convertible or exchangeable Security in respect of which an adjustment was made (or was not required to be made) pursuant to Section 4.4 hereof; and

                  (c) shares of Common Stock issuable upon the exercise of share options included therein.

         EXPIRATION DATE -- means 5:00 p.m. Philadelphia, Pennsylvania time on December 31, 2010.

         FAIR VALUE -- means, with respect to any share of Common Stock, the quotient of:

                  (a) the difference of:

                           (i) the sum of:

                                    (A) the fair salable value of MSC as a going
                           concern, giving effect to all Property thereof and subject to all liabilities thereof, that would be realized in an arm's length sale between an informed and willing buyer and an informed and willing seller, under no compulsion to buy or sell, respectively, as of a date that is within fifteen (15) days of the date as of which the determination is to be made by the Valuation Agent, such determination in either case to be made without regard to the absence of a liquid or ready market for such Common Stock; plus

                                    (B) the aggregate exercise or conversion
                           price of all Warrants and all other Valuable Rights (including, without limitation, Valuable Rights in respect of any shares of Preferred Stock convertible at such time into shares of Common Stock) in existence and remaining unexercised on such date;

                  minus

                           (ii) in the case of any outstanding shares of
                  Preferred Stock (other than Preferred Stock convertible at such time into shares of Common Stock, which shares represent Valuable Rights at such time), the aggregate liquidation preference of (or, if less, the aggregate price, if any, at which MSC could elect to redeem) such shares of Preferred Stock (together with all accrued and unpaid Dividends thereon);

         divided by

                  (b) the sum of:

                           (i) the total number of shares of Common Stock then
outstanding; plus

                           (ii) the aggregate number of shares of Common Stock
issuable in respect of all Valuable Rights (including, without limitation, Valuable Rights in respect of any shares of Preferred Stock convertible at such time into shares of Common Stock) at such time.

         FREELY TRADABLE SECURITIES -- means Securities:

                  (a) which are of a class:

                           (i) of Securities issued or fully guaranteed by the
                  United States of America or any agency thereof and entitled to the full faith and credit of the United States of America, for which price quotations are routinely quoted and for which, in the opinion of the Required Warrantholders, there is a ready liquid market; or

                           (ii) both (x) registered pursuant to either section
                  12(b) or section 12(g) of the Exchange Act and (y) either listed on a national securities exchange or on the NASDAQ National Market; and

                  (b) which may be resold immediately in the public markets by each and every holder thereof without requirement of further registration under the Securities Act.

         FULLY DILUTED BASIS -- means, with respect to any calculation of the number of shares of Common Stock at any time, the sum of:

                  (a) the number of shares of Common Stock outstanding at such time; plus

                  (b) the aggregate number of shares of Common Stock issuable upon the exercise, conversion or exchange, as the case may be, of all Rights outstanding at such time, regardless of whether such Rights are then exercisable, convertible or exchangeable and regardless of whether the consideration given up by the holder of such Right in connection with the exercise, conversion or exchange thereof would exceed the value of the Common Stock received upon such exercise, conversion or exchange.

         GOING PRIVATE TRANSACTION -- means any transaction or series of transactions as a result of which MSC will cease to be (i) required to register under the Securities Exchange Act or (ii) listed either on a national securities exchange or on the NASDAQ National Market or NASDAQ SmallCap Market; provided, however, that the failure to be so listed shall not be a Going Private Transaction if such failure is not the result of a transaction or series of transactions.

         INITIAL PURCHASE PRICE -- means $0.01 per share.

         INSTITUTIONAL INVESTOR -- means the Purchaser, any Related Party of the Purchaser, and any holder of Warrants that is an "accredited investor" as defined in Section 2(15) of the Securities Act.

         LIEN -- means any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

         MARKET PRICE -- means, per share of Common Stock, as of any date of determination, the arithmetic mean of the daily Closing Prices for the twenty
(20) consecutive trading days before such date of determination; provided that if the Common Stock is then neither listed or admitted to trading on any national securities exchange, the NASDAQ National Market or the NASDAQ SmallCap Market, then "Market Price" means the Fair Value of one share of Common Stock, as determined by the Valuation Agent as of the date of determination.

         MSC -- shall have the meaning specified in the introductory paragraph hereof.

         MSC SECURITIES -- means (without duplication) (a) each of the Warrant Interests; and (b) the Rights to acquire shares existing under the Warrants.

         NASD -- means the National Association of Securities Dealers, Inc.

         NASDAQ -- means the NASDAQ Stock Market, Inc., a subsidiary of the NASD.

         NASDAQ NATIONAL MARKET -- has the meaning ascribed thereto in Rule 4200(r) of the NASDAQ.

         NASDAQ SMALLCAP MARKET -- has the meaning ascribed thereto in Rule 4200(t) of the NASDAQ.

         NOTICE EVENT -- means any event that would require an adjustment in the Purchase Price pursuant to Section 4.

         PERMITTED HOLDERS -- means MS Acquisition Limited, a Delaware limited partnership, MSSC Acquisition Corporation, a Delaware corporation, Richmont Capital Partners I, L.P., a Delaware limited partnership, J.R. Investments Corp., a Delaware corporation, John P. Rochon, Nick G. Bouras, Timothy M. Byrd, Ronald D. Pedersen, Jeffery A. Watt, Gary R. Guffey and Bruce A. Butler.

         PERSON -- means an individual, partnership, corporation, limited liability company, joint venture, trust, unincorporated organization or a government or agency or political subdivision thereof.

         PREFERRED STOCK -- means and includes any Capital Stock of MSC of any class which is preferred, as to payment of Dividends, payment upon a liquidation or dissolution of MSC or both, over the Common Stock.

         PROPERTY -- means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

         PRINCIPAL REDUCTION INCREMENT - means, as to any payment of principal owing under the Loan, the amount of such payment divided by $1,000,000, rounded down to the next whole integer.

         PUBLIC OFFERING -- means any offering for sale by MSC of equity securities of MSC pursuant to a registration statement filed under the Securities Act, other than a registration relating solely to (x) employee benefit plans, or (y) a Commission Rule 145 transaction.

         PURCHASE PRICE -- means, prior to any adjustment pursuant to Section
4.1 of this Agreement, the Initial Purchase Price and thereafter, the Initial Purchase Price as adjusted and readjusted from time to time. Notwithstanding any adjustement to the Purchase Price pursuant to the provisions of this Agreement, a holder of any Warrants may in its sole discretion elect to pay as the Purchase Price upon any exercise of its Warrants an amount equal to the the par value per share of the Company Common Stock, provided that such election shall not affect any adjustement to the number of shares of Common Stock purchasable upon the exercise of such Warrants.

         PURCHASER'S EXPOSURE -- means, at any time, the sum of the amount of principal outstanding under the Loan.

         PUT PERIOD -- means the period of time beginning on December 16, 2008 and ending on the Expiration Date.

         REFERENCE PRICE -- means, per share of Common Stock, as of any date of determination, the greater of the Market Price as of such date and the Purchase Price on such date.

         RELATED PARTY -- means, as to any Person, (i) the partners, directors and officers, as the case may be, of such Person, (ii) the partners of any of the parties referred to in the foregoing clause of this definition, (iii) the spouse or lineal descendants, and siblings of such Person or any of the parties referred to in the foregoing clauses of this definition, (iv) a trust for the benefit of such Person or any of the parties referred to in the foregoing clauses of this definition, (v) any corporation or pass-through entity controlled by such Person or by any of the parties referred to in the foregoing clauses of this definition, and (vi) any other party that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

         REPURCHASE DATE -- means a date selected by MSC, which shall be not more than 30 days after the date of the related Put Notice.

         REPURCHASE PRICE -- means the product of (A) the difference of (1) the Put Price minus (2) the Purchase Price multiplied by (B) the Warrants being redeemed. The "Put Price" shall mean an amount equal to the higher of the (i) Market Price and (ii) the book value per share of outstanding Common Stock, determined in accordance with GAAP.

         REQUIRED WARRANTHOLDERS -- means, at any time, the holders of at least fifty-one percent (51%) of all Warrants outstanding (excluding any Warrants directly or indirectly held by MSC, any Subsidiary or any Affiliate) at such time.

         RIGHT -- means and includes:

                  (a) any warrant (including, without limitation, any Warrant) or any option (including, without limitation, Employee Stock Awards/Options) to acquire Common Stock;

                  (b) any right issued to holders of the Common Stock, or any class thereof, permitting the holders thereof to subscribe to shares of Additional Common Stock (pursuant to a rights offering or otherwise);

                  (c) any right to acquire Common Stock pursuant to the provisions any Security convertible or exchangeable into Common Stock; and

                  (d) any similar right permitting the holder thereof to subscribe for or purchase shares of Common Stock.

         SALE OF MATERIAL ASSETS - means any transfer, sale or other disposition of Property of MSC or its Subsidiaries (including the stock of any Subsidiary) in one or more related transactions, which represented, or with respect to which the proceeds from such transaction(s) comprised, either (i) constituted 35% or more of the of Property of MSC or its Subsidiaries as of the most recent date for which a balance sheet has been delivered hereunder, or (ii) contributed 35% or more of the EBITDA (as such term in defined in the Credit Agreement) of MSC or its Subsidiaries for the most recent period of four consecutive fiscal quarters; provided, however, that no such transaction shall constitute a Sale of Material Assets to the extent that within ninety (90) days after receipt of the proceeds thereof by MSC or its Subsidiaries such proceeds have been used to acquire assets of a similar character for use in the business of MSC and its Subsidiaries.

         SECURITIES ACT -- means the Securities Act of 1933, as amended, or any successor federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         SECURITIES EXCHANGE ACT -- means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         SECURITY -- shall have the meaning specified in Section 2(1) of the Securities Act.

         SENIOR CREDIT FACILITIES -- means (i) the Credit Agreement and (ii) that certain Credit Agreement dated the date hereof between MSC and its subsidiaries, the lenders described therein, and The Chase Manhattan Bank, as agent for such lenders, each as may be amended, restated or refinanced from time to time.

         SHAREHOLDER -- means a holder of shares of Common Stock.

         STOCK -- shall mean and include (i) all shares of Capital Stock of MSC, including without limitation, shares of Capital Stock issued, issuable or transferable (A) on the exercise of rights to acquire shares of Capital Stock or
(B) on the conversion or exchange or exercise of securities convertible into or exchangeable or exercisable for Capital Stock, and (ii) all other securities of MSC which may be issued in exchange for or in respect of shares of Capital Stock (whether by way of stock split, stock dividend, combination, reclassification, reorganization or any other means).

         SUBSIDIARY -- means, at any time, a Person of which MSC owns, directly or indirectly, at least fifty percent (50%) (by number of votes) of each class of Voting Stock (or other shares of beneficial interest entitled to vote generally), or at least a majority of the partnership, joint venture or similar interests, or in which MSC is, directly or indirectly, a general partner or joint venturer without limited liability.

         TAKEOUT EVENT -- shall mean any one of the following: (i) Public Offering, (ii) a Change in Control, (iii) a Sale of Material Assets, (iv) an acceleration of the Loan or (v) a payoff of the Loan.

         TRANSFEREE -- means any registered Transferee of all or any part of any one or more Warrant Certificates acquired by the Purchaser under this Agreement.

         VALUABLE RIGHT -- means, at any time, a Right, the effective conversion, exercise or purchase price of which on the date of determination is less than the Market Price in respect of the shares of Common Stock issuable upon conversion, exercise or purchase pursuant to such Right on such date.

         VALUATION AGENT -- means the Board of Directors, acting in good faith; provided, however, that in the event that the Required Warrantholders shall not agree with any determination made by the Board of Directors as Valuation Agent, the "Valuation Agent" shall mean, and such determination shall instead be made by, a firm of independent certified public accountants, an investment banking firm or appraisal firm (which firm shall own no Securities of, and shall not be an Affiliate, Subsidiary or a related Person of, MSC) of recognized national standing retained by MSC and reasonably acceptable to the Required Warrantholders.

         VOTING STOCK -- of a Person means all classes of Capital Stock of such Person then outstanding that normally entitle the holders of such interests to participate in the management or to elect those participating in the management of such Person.

         WARRANT -- shall have the meaning specified in Recital C hereof.

         WARRANT CERTIFICATE -- shall have the meaning specified in Section 1.1 hereof.

         WARRANT CLAWBACK - means the product of (i) the Principal Reduction Increment and (ii) the percentage listed in the right hand column below which corresponds to the then applicable elapsed time period listed in the left hand column below.

                  Time Period                            Percentage
                  -----------                            ----------
                  Closing through 6/30/2000              0.0750%
                  7/1/2000 through 9/30/2000             0.0643%
                  10/1/2000 through 12/31/2000           0.0536%
                  1/1/2001 through 3/31/2001             0.0429%
                  4/1/2001 through 6/30/2001             0.0321%
                  7/1/2001 through 9/30/2001             0.0214%
                  10/1/2001 through 12/31/2001           0.0107%
                  1/1/2002 and thereafter                0.0000%

         WARRANT INTERESTS -- means shares of Stock issued or issuable upon exercise of the Warrants, together with any interests issued as a distribution thereon or with respect thereto in connection with a recapitalization.

         WARRANT PERCENTAGE -- means the percentage equal to the quotient of:
(a) the value of shares of Common Stock which can be purchased under all outstanding Warrants, divided by (b) the amount of shares of Common Stock on a Fully Diluted Basis.

         7.2. Descriptive Headings. The descriptive headings of the several Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

8.       MISCELLANEOUS.

         8.1. Expenses. MSC agrees to pay, and save and hold harmless the Purchaser and any other holder of a Warrant Certificate against liability for the payment of all out-of-pocket expenses (including, without limitation, reasonable attorney's fees and disbursements) arising in connection with the transactions contemplated by this Agreement (provided that MSC shall not be responsible for the fees and expenses of more than one counsel for all the holders together), including, without limitation:

                  (a) the cost, if any, of complying with Section 3.3 hereof;

                  (b) any subsequent proposed modification of, or proposed consent requested or initiated by or on behalf of MSC under, this Agreement or the Warrants, whether or not such proposed modification shall be effected or proposed consent granted (including, without limitation, all document production and duplication charges and the reasonable fees and expenses of any special counsel engaged by the Purchaser or any holder of a Warrant Certificate in connection therewith); and

                  (c) the enforcement of (or determination of whether or how to enforce) any rights under this Agreement or the Warrant Certificates or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of a Purchaser or other holder having acquired any Warrant Certificate, including, without limitation, reasonable attorney's fees incurred by a Purchaser or such other holder and the costs and expenses incurred in any bankruptcy case involving MSC or any Subsidiary.

The obligations of MSC under this Section 8.1 shall survive the transfer of any Warrant Certificate or interest therein by the Purchaser or any other holder of a Warrant Certificate and the exercise or expiration of any Warrant. Notwithstanding the foregoing, MSC shall not be required to pay any costs or expenses of any holder of a Warrant Certificate which cost or expense arises solely from such holder's gross negligence or willful misconduct.

         8.2. Amendment and Waiver. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with and only with the written consent of MSC and:

                  (a) in the case of Section 1 through Section 8, inclusive, hereof (other than this Section 9.2), the written consent of the Required Warrantholders; or

                  (b) in the case of this Section 8.2, the written consent of all holders of Warrant Certificates;

provided that no such amendment or waiver of any of the provisions of this Agreement pertaining to the Purchase Price or the number of Shares of Common Stock that may be purchased upon exercise of each Warrant shall be effective as to the holder of any Warrant unless consented to in writing by such holder.

         8.3. No Rights or Liabilities as Shareholder. This Agreement shall not be construed as conferring upon the holder of any Warrant any rights of a Shareholder of MSC. Nothing in this Agreement shall be construed as imposing any obligation on any holder of any Warrant to purchase any securities or as imposing any liabilities on such holder as a Shareholder of MSC, whether such obligation or liabilities are asserted by MSC or by creditors of MSC.

         8.4. Directly or Indirectly. Where any provision in this Agreement refers to any action to be taken by any Person, or that such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership in which such Person is a general partner.

         8.5. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein and in the Credit Agreement in connection herewith shall survive the execution and delivery of this Agreement and the Warrant Certificates, the transfer by the Purchaser of any Warrant Certificate or portion thereof or interest therein and the exercise or expiration of any Warrant, and may be relied upon by the Purchaser or other holder of a Warrant Certificate, regardless of any investigation made at any time by or on behalf of the Purchaser or such other holder. Subject to the preceding sentence, this Agreement and the Warrant Certificates embody the entire agreement and understanding between the Purchaser and MSC, and supersede all prior agreements and understandings, relating to the subject matter hereof.

         8.6. Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any holder of a Warrant Certificate) whether so expressed or not.

         8.7. Notices. All communications hereunder or under the Warrants shall be in writing, shall be delivered by United States mail (postage prepaid), nationwide overnight courier, or facsimile transmission (confirmed by delivery by nationwide overnight courier sent on the day of the sending of such facsimile transmission), and

                  (a) if to the Purchaser, addressed to it at:

                      FIRST UNION INVESTORS, INC.
                      301 S. College Street
                      Charlotte, NC 28202
                      Attn: Tracey Chaffin
                      Telephone: 704-374-4791
                      Facsimile:  704-374-6711

                      and

                      FIRST UNION NATIONAL BANK
                      12th Floor, Widener Building
                      PA 4843
                      One South Penn Square

                      Philadelphia, PA  19107
                      Attention: Robert Brown
                      Telephone: 215-973-1259
                      Facsimile:  215-786-2877

or at such other address as the Purchaser shall have specified to MSC in writing;

                  (b) if to any other holder of a Warrant Certificate, addressed to such other holder at such address as such holder shall have specified to MSC in writing or, if any such other holder shall not have so specified an address to MSC, then addressed to such other holder in care of the last holder of such Warrant Certificate that shall have so specified an address to MSC; and

                  (c) if to MSC, addressed to it at:

                           MARKETING SPECIALISTS CORPORATION
                           17885 Dallas Parkway
                           Suite 200
                           Dallas, TX 75287
                           Attention: President and General Counsel
                           Telephone: 972-349-6200
                           Facsimile:  972-349-6400

or at such other address as MSC shall have specified to the holders of the Warrant Certificates in writing.

         Any communication addressed and delivered as herein provided shall be deemed to be received when actually delivered to the address of the addressee (whether or not delivery is accepted) or received by the facsimile machine of the recipient. Any communication not so addressed and delivered shall be ineffective.

         8.8. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to the Purchaser or to any other holder of a Warrant Certificate, the determination of such satisfaction shall be made by the Purchaser or such other holder, as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

         8.9. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         8.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

         8.11. Waiver of Jury Trial, Consent to Jurisdiction, Service of Process, Other Forums.

                  (a) WAIVER OF JURY TRIAL. THE PARTIES HERETO VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY.

                  (b) CONSENT TO JURISDICTION. ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH UNDER THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY MAY BE BROUGHT BY SUCH PARTY IN THE FEDERAL DISTRICT COURT LOCATED IN DELAWARE OR ANY DELAWARE STATE COURT AS SUCH PARTY MAY IN ITS SOLE DISCRETION ELECT, AND BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE NON-EXCLUSIVE IN PERSONAM JURISDICTION OF EACH SUCH COURT, AND EACH OF THE PARTIES HERETO IRREVOCABLY WAIVE AND AGREE NOT TO ASSERT IN ANY PROCEEDING BEFORE ANY TRIBUNAL, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT IT IS NOT SUBJECT TO THE IN PERSONAM JURISDICTION OF ANY SUCH COURT. IN ADDITION, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT, AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY BROUGHT IN ANY SUCH COURT, AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  (c) Service of Process. EACH PARTY HERETO IRREVOCABLY AGREES THAT PROCESS PERSONALLY SERVED OR SERVED BY U.S. REGISTERED MAIL OR SERVED IN THE MANNER PROVIDED FOR COMMUNICATIONS IN THIS AGREEMENT SHALL CONSTITUTE, TO THE EXTENT PERMITTED BY LAW, ADEQUATE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT, AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY, OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH HEREUNDER OR UNDER ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY. RECEIPT OF PROCESS SO SERVED SHALL BE CONCLUSIVELY PRESUMED AS EVIDENCED BY A DELIVERY RECEIPT FURNISHED BY THE UNITED STATES POSTAL SERVICE OR ANY COMMERCIAL DELIVERY SERVICE.

                  (d) Other Forums. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY PARTY HERETO TO SERVE ANY WRITS, PROCESS OR SUMMONSES IN ANY MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER ANY OTHER PARTY HERETO IN SUCH OTHER JURISDICTION, AND IN SUCH OTHER MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW.

         8.12. Governing Law. (a) THIS AGREEMENT AND THE WARRANT CERTIFICATES SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (OTHER THAN ITS CONFLICTS OF LAW PRINCIPLES).

         8.13. Schedule of Shares. The attached Exhibit C is a schedule listing all of the outstanding shares of Stock and options, warrants, Rights, and other interests in Stock.


9.                PURCHASE FOR INVESTMENT.

                  (a) Each Purchaser represents to MSC that it is an "accredited investor" (as such term is defined in Section 2(15) of the Securities Act) and that it is purchasing the Warrants for its own account, with no intention of distributing the Warrants or any part thereof, but without prejudice to the Purchaser's right at all times to

                           (i) sell or otherwise dispose of all or any part of
the Warrants under a registration statement filed under the Securities Act, or in a transaction exempt from the registration requirements of such Act, and

                           (ii) have control over the disposition of all of its
assets to the fullest extent required by any applicable law.

                  (b) The Purchaser further represents that:

                           (i) it realizes that the purchase of the Warrants is
a highly speculative investment;

                           (ii) it is able, without impairing its financial
condition, to bear the economic risk of the purchase of the Warrants pursuant to the terms of this Agreement, to hold the Warrants for an indefinite period of time and to suffer a complete loss of its investment;

                           (iii) prior to executing and delivering this
Agreement, it has received and reviewed carefully a copy of this Agreement and each exhibit to this Agreement;

                           (iv) it has such knowledge and experience in
financial and business matters that it is capable of (1) evaluating the merits and risks of the purchase of the Warrants pursuant to the terms of this Agreement and (2) protecting its interests in connection therewith;

                           (v) it has been solely responsible for its own
analysis of the merits and risks of this investment, and for its own analysis of the fairness and desirability of the terms of the investment; in taking any action or performing any role relative to the arranging of the proposed investment, it has acted solely in its own interest;

                  (vi) it has been afforded access to corporate books, financial statements, records, contracts, documents, other information concerning MSC and MSC and their offices and facilities, have been afforded an opportunity to ask such questions of MSC and MSC's officers, employees, agents, accountants and representatives concerning MSC and MSC's business, operations, financial condition, assets, liabilities and other relevant matters as they have deemed necessary or desirable; and

                  (vii) it understands that the Warrants have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act that, subject to and without prejudice to its rights under the Registration Rights Agreement between the Purchaser and MSC dated as of the date hereof. The Purchaser understands that the Warrants are securities within the meaning of Rule 144 under the Securities Act, which allows limited resale of such securities under certain conditions.

         IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed and delivered, all as of the date and year first above written.



                                            MARKETING SPECIALISTS CORPORATION



                                            By:
                                                --------------------------------
                                                  Name:
                                                  Title:



ACCEPTED:

         FIRST UNION INVESTORS, INC.


         By:
             ---------------------------
               Name:
               Title:

                                                                       EXHIBIT 1

                          [FORM OF WARRANT CERTIFICATE]

         THIS WARRANT AND ANY SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NEITHER THIS WARRANT NOR ANY SUCH SHARES OF COMMON STOCK MAY BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAW, UNLESS, IN THE OPINION (WHICH SHALL BE IN A FORM AND SUBSTANCE SATISFACTORY TO MSC) OF COUNSEL SATISFACTORY TO MSC, SUCH REGISTRATION IS NOT REQUIRED. IN ADDITION, ANY TRANSFER OF THIS WARRANT AND ANY SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO THE CONDITIONS SPECIFIED IN THIS WARRANT.


                               WARRANT CERTIFICATE

                        MARKETING SPECIALISTS CORPORATION

No. WR-___                                               ______________ Warrants
Date: March ___, 2000


         This Warrant Certificate certifies that ________, or registered assigns, is the registered holder of _________________________ (________)
Warrants. Each Warrant entitles the owner thereof to purchase at any time (subject to the restrictions set forth in the Warrant Agreement described below) one (1) Common Share of MARKETING SPECIALISTS CORPORATION ("MSC"), a Delaware corporation, at a Purchase Price of one one-hundredth of one cent ($.01) upon
(i) presentation and surrender of this Warrant Certificate with a form of election to purchase duly executed and (ii) delivery to MSC of the payment of the Purchase Price in the manner set forth in the Warrant Agreement referred to below, subject to vesting as described in the Warrant Agreement.

         The Warrants are issued pursuant to the Warrant Agreement, dated as of March __, 2000 (as it may from time to time be amended or supplemented, the "WARRANT AGREEMENT"), between MSC and FIRST UNION INVESTORS, INC., and are subject to all of the terms, provisions and conditions thereof, which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, obligations, duties and immunities of MSC and the holders of the Warrant Certificates. Capitalized terms used, but not defined, herein have the respective meanings ascribed to them in the Warrant Agreement.

         As set forth in, and subject to, the Warrant Agreement, the expiration date of this Warrant Certificate is 5:00 p.m. Philadelphia, Pennsylvania time on December 31, 2010.

         This Warrant Certificate shall be exercisable, at the election of the holder, either as an entirety or in part from time to time. If this Warrant Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, another Warrant Certificate or Warrant Certificates for the number of Warrants not exercised. This Warrant Certificate, with or without other Warrant Certificates, upon surrender in the manner set forth in the Warrant Agreement, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor evidencing Warrants entitling the holder to purchase a like aggregate number of Shares of Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered shall have entitled such holder to purchase.

         Except as expressly set forth in the Warrant Agreement, no holder of this Warrant Certificate shall be entitled to vote or receive distributions or be deemed for any purpose the holder of Shares of Common Stock or of any other Securities of MSC that may at any time be issued upon the exercise hereof, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a holder of a Common Share in MSC or any right to vote upon any matter submitted to Shareholders at any meeting thereof, or to give or withhold consent to any entity action (whether upon any recapitalization, issuance of Shares of Common Stock, reclassification of Securities, consolidation, merger, conveyance, or otherwise) or, except as provided in the Warrant Agreement, to receive notice of meetings, or to receive distributions or otherwise, until the Warrant or Warrants evidenced by this Warrant Certificate shall have been exercised as provided in the Warrant Agreement.

         THIS WARRANT CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (OTHER THAN ITS CONFLICTS OF LAW PRINCIPLES).




         WITNESS the signature of a proper officer of MSC as of the date first above written.

                                       MARKETING SPECIALISTS CORPORATION


                                       By:
                                           -------------------------------------
                                            Name:
                                            Title:

ATTEST:

------------------------------

                              [FORM OF ASSIGNMENT]

                   (TO BE EXECUTED BY THE REGISTERED HOLDER IF
            SUCH HOLDER DESIRES TO TRANSFER THE WARRANT CERTIFICATE)

         FOR VALUE RECEIVED, _______________________________ hereby sells, assigns and transfers unto


-------------------------------------------------------------------------
(Please print name, address and taxpayer identification number or social security number of Transferee.)

the accompanying Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint:

-------------------------------------------------------------------------

attorney, to transfer the accompanying Warrant Certificate on the books of MSC, with full power of substitution.


Dated:  _________________, ______.


                                                     [HOLDER]




                                     NOTICE

         The signature to the foregoing Assignment must correspond to the name as written upon the face of the accompanying Warrant Certificate or any prior assignment thereof in every particular, without alteration or enlargement or any change whatsoever.

                         [FORM OF ELECTION TO PURCHASE]

                   (TO BE EXECUTED BY THE REGISTERED HOLDER IF
            SUCH HOLDER DESIRES TO EXERCISE THE WARRANT CERTIFICATE)

To: ___________:

The undersigned hereby irrevocably elects to exercise _________________________ Warrants represented by the accompanying Warrant Certificate to purchase the Shares of Common Stock issuable upon the exercise of such Warrants and requests that certificates for such shares be issued in the name of:


-------------------------------------------------------------------------
(Please print name and address.)


-------------------------------------------------------------------------
(Please insert social security or other identifying number.)

If such number of Warrants shall not be all the Warrants evidenced by the accompanying Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of and delivered to:


-------------------------------------------------------------------------
(Please print name and address.)


-------------------------------------------------------------------------
(Please insert social security or other identifying number.)

Dated:   ______________, ______.


                                                   [HOLDER]



                                     NOTICE

         The signature to the foregoing Election to Purchase must correspond to the name as written upon the face of the accompanying Warrant Certificate or any prior assignment thereof in every particular, without alteration or enlargement or any change whatsoever.

                                                                       EXHIBIT 2


                                   COUNTERPART


         THIS INSTRUMENT forms part of the Warrant Agreement (the "Agreement") dated as of March __, 2000, among MARKETING SPECIALISTS CORPORATION, a Delaware corporation (together with its successors and assigns, "MSC"), and FIRST UNION INVESTORS, INC., a North Carolina corporation, and ____________________________ and any additional Shareholders of MSC (as defined in the Agreement), from time to time, which Agreement permits execution (including by facsimile) by counterpart. The undersigned hereby acknowledges having received a copy of the said Agreement (which is annexed hereto as Schedule I) and having read the said Agreement in its entirety, and for good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, hereby agrees that the terms and conditions of the said Agreement shall be binding upon the undersigned as a Shareholder and such terms and conditions shall inure to the benefit of and be binding upon the undersigned and its successors and permitted assigns.


         IN WITNESS WHEREOF, the undersigned has executed this instrument this ____ day of ___________,



                                          --------------------------------------
                                          (SIGNATURE OF SHAREHOLDER)



                                          --------------------------------------
                                          (NAME IN BLOCK LETTERS)

                                                                       EXHIBIT 3

                               SCHEDULE OF SHARES

Common Stock........................       15,790,835
Warrants............................                0
Preferred Stock.....................                0
Options to Purchaser
  Common Stock*.....................        1,387,575
                                           ----------

                                           17,178,410
                                           ==========




* Does not include 4,000,000 share of Common Stock to be issued immediately after the issuance of the Warrant.